UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check  the  appropriate  box:

[X]     Preliminary information statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
[_]     Definitive information statement


Company Name: HEAVENEXPRESS.COM, INC.


Payment of filing fee (check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)  Title of each class of securities to which transaction applies:
Common Stock, $.001 par value.

(2)  Aggregate number of securities to which transaction applies:
8,116,000 shares of Common Stock.

(3)  Per unit price/underlying value pursuant to Exchange Act Rule 0-11: N/A

(4)  Proposed maximum aggregate value of transaction: N/A

(5)  Total fee paid: N/A

[_]     Fee paid previously with preliminary materials.

[_]     Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)     Amount previously paid:
(2)     Form, schedule or registration statement no.:
(3)     Filing party:
(4)     Date filed:





                             HEAVENEXPRESS.COM, INC.
                2531 S.E. 14th Street, Pompano Beach, Florida  33062


                                June 26, 2003

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on June 26, 2003, of Heavenexpress.com, Inc. ("HEXC" or the "Company"), a Florida corporation, in connection with (i) the proposal to amend the corporate charter to change the name of the corporation from Heavenexpress.com, Inc. to Golden Sand Eco-Protection, Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and (ii) the proposal to effect a 20:1 reverse stock split (the "Reverse Stock Split") of HEXC's Common Stock.


                         WE ARE NOT ASKING FOR A PROXY AND
                 SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

     Our board of directors has fully reviewed and unanimously approved both proposals.

     Holders of approximately 96% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to shareholders who have not previously consented.



By Order of the Board of Directors,


/s/Charles Scheuerman
Charles Scheuerman
President





                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO

                              HEAVENEXPRESS.COM, INC.


                                    Contents
Introduction                                                                   3

Item 1.  Information Required by Items of Schedule 14A                         4
     A.  No Time, Place or Date for Meeting of Shareholders                    4
     B.  Dissenters' Rights                                                    4
     C.  Voting Securities and Principal Holders Thereof                       4
     D.  Amendment of Charter                                                  5
         Reasons and Benefits of the Transaction                               5
     E.  Reverse Stock Split                                                   5
         Reasons and Benefits of the Transaction                               5
     F.  Federal Tax Consequences                                              7
Item  2. Statements that Proxies are not Solicited                             7
Item  3. Interest of Certain Persons                                           7
Item  4. Other and General Information                                         7
Item  5. Documents Incorporated By Reference                                   8

INTRODUCTION

     The majority shareholders of this 1934 Act Registrant, Heavenexpress.com, Inc., have taken an Action By Majority Shareholders Without A Meeting (hereinafter, "Majority Shareholder Action")pursuant to 2002 Florida Statutes, Chapter 607, Section 704, to change the name of the corporation to Golden Sand Eco-Protection, Inc. and to approve the Reverse Stock Split. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c.

     The Company has signed a Plan of Exchange, dated June 26, 2003 (the "Plan Of Exchange"), with Guangdong Golden Sand & Green Land Ecology And Environment Protection Development Co., Ltd., a corporation organized under the laws of the P.R. China ("Golden Sand"), pursuant to which it will acquire Golden Sand in an exchange transaction authorized pursuant to 2002 Florida Statutes, Chapter 607, Sections 1102-1107. Upon consummation of the exchange transaction, Golden Sand will become a subsidiary of the Company. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission reporting the execution of the Plan of Exchange, as well as an Information Statement on Schedule 14F-1 ten days prior to the change of control of the Company that will occur at the closing under the Plan of Exchange.

     We are a Florida corporation. We are a full-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our December 31, 2002 Annual Report filed on Form 10-KSB. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of theSEC.

              ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

   A.  NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

         There WILL NOT be a meeting of shareholders and none is required under applicable Florida statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about June 26, 2003 to the holders of Common Stock as of the Record Date on June 26, 2003.

   B.  DISSENTERS' RIGHTS.

         Under the Florida law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

   C.  THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

         The proposals to (i) amend the corporate charter to change the name of the corporation to Golden Sand Eco-Protection, Inc. and (ii) effect the Reverse Stock Split were approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to Chapter 607, Section 704 of the 2002 Florida Statutes.
The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 96% of all shares issued and outstanding. The proposals are not effective before first completion of this Section 14(c) compliance, and second the mailing or delivery of this Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

     VOTING SECURITIES OF THE COMPANY:

         ON JUNE 26, 2003, THE RECORD DATE, THERE WERE 8,116,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

         The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of June 26, 2003, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.





         OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF JUNE 26, 2003

--------------------------------------------------------------------------------
Name and Address of                         Amount and nature     Percentage
Beneficial Owner                              of Beneficial      (1) of Class
                                               Ownership
--------------------------------------------------------------------------------
Charles Scheuerman
President/ Chairman
800 W. Oakland Park Blvd. No. 211
Fort Lauderdale, FL  33311                      7,600,000           93.6%
--------------------------------------------------------------------------------


All Officers and Directors as a Group           7,600,000           93.6%
--------------------------------------------------------------------------------
Total Shares Issued and Outstanding             8,116,000           100.0%
--------------------------------------------------------------------------------
     Notes to the table:

     (1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

   D.  AMENDMENT OF CHARTER.

     The proposal to amend the corporate charter to change the name of the corporation to Golden Sand Eco-Protection, Inc., was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the Charter will take effect no sooner than July 16, 2003.

     REASONS FOR AMENDMENT. The Company has signed a Plan of Exchange with Golden Sand pursuant to which it will acquire Golden Sand in an exchange transaction authorized pursuant to 2002 Florida Statutes, Chapter 607,
Sections 1102-1107. Upon consummation of the exchange transaction, Golden
Sand will become a subsidiary of the Company. Accordingly, the Company desires to change its name to something that reflects the business and business plan of Golden Sand. The new name would be more descriptive of the new business of the Company after it owns Golden Sand.

   E.  REVERSE STOCK SPLIT.

     The proposal to effect the 20:1 reverse stock split was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The Reverse Stock Split will take effect no sooner that July 16, 2003.

     REASONS FOR THE REVERSE STOCK SPLIT. The Board of Directors believes that the current per share price of the Common Stock has had a negative effect on the marketability of existing shares and on the amount and percentage of transaction costs paid by individual stockholders seeking to buy or sell the Company's Common Stock. Many brokerage firms and brokers are reluctant to recommend lower-priced stocks to their clients. In addition, many institutional and individual investors are reluctant to purchase lower priced stocks. The structure of most brokerage commissions tends to have an adverse effect on potential purchasers of lower-priced stocks since the brokerage commission payable on buying and selling such stocks almost always represents a higher percentage of the trade price than the commission on a relatively higher-priced stock. These factors adversely affect the liquidity of the Common Stock. We believe that the Reverse Stock Split may improve the price level of our Common Stock, particularly after the exchange transaction is consummated, and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

     In the Reverse Stock Split, each twenty shares of Common Stock will automatically be converted into one share, without any action on the part of the stockholders. Fractional shares shall be rounded up to the next whole share. Consummation of the reverse stock split will not change the number of shares of Common Stock authorized by the Company's Articles of Incorporation or the par value of each share of Common Stock. However, the aggregate par value of the issued Common Stock will be reduced. The Reverse Stock Split will not effect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the next whole share.

     As soon as practicable after the effective date of the Reverse Stock Split, the Company's transfer agent will mail an instruction letter to each holder of record of stock certificates representing issued Common Stock outstanding on the effective date. The instruction letter will contain instructions for stockholders to follow if they wish to exchange their old certificates for new certificates representing the number of whole shares of Common Stock into which the shares of Common Stock represented by the old certificates have been converted by the Reverse Stock Split. It will not be necessary, however, for stockholders to exchange their old certificates. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to the Company's transfer agent until they have received the instruction letter from the transfer agent. Stockholders should note that the effect of the reverse stock split upon the price of the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of Common Stock immediately after the Reverse Stock Split will be twenty times the price of shares of Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the Reverse Stock Split will not adversely impact the price of the Common Stock or, alternatively, that any increase in price of the Common Stock immediately after the Reverse Stock Split will be sustained for a prolonged period of time. In addition, the Reverse Stock Split likely will have the effect of creating odd lots of stock for some stockholders. These odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale.
Fractional shares will be rounded up to the next whole share.

F.   FEDERAL TAX CONSEQUENCES.

     There are no tax consequences to the change of corporate name proposed or the Reverse Stock Split proposed.


            ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

            WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
                    NOT REQUESTED TO SEND US A PROXY.


            ITEM 3. INTEREST OF CERTAIN PERSONS.

     Set forth below is the substantial interest, direct or indirect, by Security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

--------------------------------------------------------------------------------
Title of Class     Name and Address               Amount      Nature     Percent

                   Charles Scheuerman
                   800 W. Oakland Park Blvd.
Common             No.211                        7,600,000    Direct      93.6%
               Fort Lauderdale, FL  33311


            ITEM 4. OTHER AND GENERAL INFORMATION.

     Our Annual Report on Form 10-KSB, for the year ended December 31, 2002, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by HEXC can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

     You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.


            ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

       (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 is hereby incorporated by reference.

       (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 is hereby incorporated by reference.



                                       HEAVENEXPRESS.COM, INC.



                                       By_________________________
                                           Charles Scheuerman
                                           President
Dated:  June 26, 2003


By the order of the Board of Directors


                              /S/CHARLES SCHEUERMAN
                               CHARLES SCHEUERMAN
                                    PRESIDENT